Exhibit 16.1

September 16, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of UMB Financial Corporation’s Form 8-K dated September 16, 2014, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP